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Exhibit 32

Certificate Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

        In connection with the Annual Report of Laureate Education, Inc. on Form 10-K for the annual period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Laureate Education, Inc. does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2019

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen Chief Executive Officer
/s/ JEAN-JACQUES CHARHON Jean-Jacques Charhon Executive Vice President and Chief Financial Officer

        The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Laureate Education, Inc. or the certifying officers.

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Laureate Education, Inc. and will be retained by Laureate Education, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
Certificate Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002